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                                                                 Exhibit 10.14
                           SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of this 2nd day of October, 2000, by and between JEFFREY L. MCWATERS (the "Employee") and AMERIGROUP CORPORATION, a Delaware corporation with a principal place of business at 4425 Corporation Lane, Suite 300, Virginia Beach, Virginia 23462 (the "Company").

                                    RECITALS:

     A. The Company and the Employee entered into an Employment Agreement dated December 22, 1994 (the "Initial Agreement"), which was amended and restated in its entirety by an Amended and Restated Employment Agreement dated October 28, 1999 (the "Restated Agreement").

     B. The Company and the Employee desire to continue the employment relationship established by the Initial Agreement and the Restated Agreement by amending and restating the Restated Agreement in its entirety on the terms set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree that the Restated Agreement is hereby amended and restated as follows:

     1. Position and Responsibilities.

              (A) Chairman, President and Chief Executive Officer. During the term of this Agreement (described in Section 4 below), the Employee agrees to serve as Chairman of the Board of Directors, President and Chief Executive Officer of the Company. The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board of Directors of the Company, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or reasonably requested of him by the Board of Directors. The Employee agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business.

              (B) Director Nomination. During the term of this Agreement and so long as the Employee is employed by the Company, the Board of Directors of the Company shall designate and nominate the Employee as a director of the Company and, if elected by the stockholders of the Company, the Employee shall accept such position and diligently perform the duties arising from such position. The Board of Directors of the Company will use its best efforts to cause the Employee to be elected as a director and Chairman of the Board of Directors after such nomination in accordance with this Section 1(B).

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     2. Compensation: Salary, Bonuses, Equity Participation and Other Benefits.
During the term of this Agreement, the Company shall pay the Employee the following compensation, including the following salary, bonus and other fringe benefits:

              (A) Salary. In consideration of the services to be rendered by the Employee to the Company, the Company will pay to the Employee an annual salary of $425,000 (the Employee's "Base Salary"), as such Base Salary may be adjusted from time to time. Such salary shall be payable in accordance with the Company's customary practices for executive compensation as such practices shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. The Base Salary provided herein shall be effective as of July 10, 2000.

              (B) Fringe Benefits. The Employee will be entitled to participate on the same basis with all other management employees of the Company in the Company's standard benefits package generally available for senior management, as well as all other officers and employees of the Company. During his employment, the Employee will be entitled to obtain reimbursement on an after tax basis for (or have the Company directly pay) the amount necessary to pay the premiums and taxes related thereto on a standard $1 million term life insurance policy, payable at the Employee's death to his designated beneficiary. In the event the Company pays the premium directly, the Company shall indemnify the Employee on an after tax basis for all taxes incurred by the Employee on the Company paid premiums.

              (C) Performance Based Bonus. In addition to the amounts payable under Section 2(A), above, the Employee shall be eligible to receive a bonus of up to one hundred fifty percent (150%) of his Base Salary in effect at such time, provided the Employee continues to be employed by the Company at such time. The bonus plan shall be based on the Company's achievement of certain goals and objectives which shall be mutually agreed upon in good faith by the parties.

              (D) Business Expenses. The Company shall reimburse the Employee for reasonable and necessary out-of-pocket expenses incurred in connection with his duties hereunder, including, without limitation, business entertainment, community involvement, business development, travel on behalf of the Company, including, without limitation, lodging and transportation expenses incurred in connection with such business trips. The Employee agrees to provide accurate and itemized expense records so that the Company may receive the benefit of any and all applicable tax deductions with respect thereto, and the Company agrees to provide reimbursement within a reasonable time after receipt of such documentation.

     3. Annual Performance Review. On or about March 1st each year, while this Agreement shall remain in effect, the Board of Directors and the Employee shall in good faith review the performance by, and the compensation to, the Employee for the prior year and the proposed performance by, and compensation to, the Employee for the then forthcoming year. Any future agreements regarding salary, bonus, equity participation, fringe benefits and other material benefits and terms of this Agreement shall be subject to approval by the Board of Directors and the agreement of the Employee.

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     4. Term. This Agreement shall have an initial term of three (3) years, commencing on October 28, 1999, and shall continue from year to year thereafter unless terminated due to (i) the death, physical incapacity or mental incompetence of the Employee, or (ii) the occurrence of any of the circumstances described in Section 5 hereof. For the purposes of this Agreement, the Employee shall be deemed to have suffered physical incapacity or mental incompetence if the Employee is unable to perform his duties hereunder for any ninety (90) work days out of any 365-day period.

     5. Termination. The Employee's term of employment under this Agreement may be terminated pursuant to clause (iii) of the first sentence of Section 4 as follows:

              (A) At the Employee's Option: The Employee may terminate his employment, with or without cause, at any time upon at least thirty (30) days' advance written notice to the Company. In the event of termination at the Employee's option, the Employee shall not be entitled to any severance or other termination benefits after the expiration of the said thirty (30) day period.

                    Subject to the Company's right to terminate the Employee pursuant to Sections 5(B) and 5(C) below, the Employee may terminate his employment hereunder upon the occurrence of "Changed Circumstances," as hereinafter defined, upon written notice to the Company. For the purposes of this Section 5, "Changed Circumstances" shall mean a significant reduction in the nature or scope of the Employee's responsibilities, authority, powers, functions or duties as Chairman of the Board of Directors, President and Chief Executive Officer of the Company, including, without limitation, a change due to the Board of Directors having hired another senior executive officer to whom the Employee is requested by the Board of Directors to report. In the event that the Employee terminates his employment because of Changed Circumstances pursuant to this Section 5(A), the Employee shall be entitled to severance payments from the Company as determined in accordance with Section 5(C) below.

              (B) At the Election of the Company for Cause. The Company may, immediately and unilaterally, terminate the Employee's employment hereunder "for cause" at any time during the term of this Agreement upon thirty (30) days' prior written notice to the Employee. Termination of the Employee's employment by the Company shall constitute a termination "for cause" under this Section 5(B) if such termination is for one or more of the following causes, as determined by the Board of Directors of the Company by a resolution duly adopted by two-thirds (2/3) of its members (excluding the Employee):

                    (i) the substantial and continuing gross and willful failure of the Employee to render services to the Company in accordance with his obligations under this Agreement, which failure materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company, after thirty (30) days' notice from the Board of Directors of the Company, such notice setting forth in reasonable detail the nature of such failure, if the Employee fails to cure such failure within thirty (30) days notice from the Company, if such failure is capable of cure;

                    (ii) dishonesty, gross negligence, or breach of fiduciary duty by the Employee;

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                    (iii) the commission by the Employee of an act of fraud or embezzlement, as found by a court of competent jurisdiction, which results in material loss, damage or injury to the Company, whether directly or indirectly, or the commission by the Employee of any other action with the intent to injure materially the Company which could, in the reasonable opinion of the Board of Directors, result in material harm to the Company;

                    (iv) the conviction by the Employee of a felony, either in connection with the performance of his obligations hereunder or which may, in the reasonable opinion of the Board of Directors, have a material adverse effect on the Employee's ability to perform his obligations hereunder; or

                    (v) the material breach of the terms of this Agreement, provided the Company provides the Employee with adequate notice of such breach and the Employee fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice.

              In the event of a termination "for cause" pursuant to the provisions of clauses (i) through (v) above, inclusive, the Employee shall not be entitled to severance or other termination benefits except as may be required by law.

              (C) At the Election of the Company for Reasons Other than for Cause. The Company may, immediately and unilaterally, terminate the Employee's employment hereunder at any time during the term of this Agreement without cause by giving thirty (30) days' advance written notice to the Employee of the Company's election to terminate. During such thirty-day period, the Employee shall be available on a full-time basis for the benefit of the Company to assist the Company in making the transition to a new, successor officer of the Company. In the event the Employee terminates his employment with the Company because of Changed Circumstances pursuant to Section 5(A) above or the Company exercises its right to terminate the Employee under this Section 5(C), the Company agrees to pay or provide, as applicable, the Employee with the following severance benefits: (i) monthly severance payment(s) based upon the monthly amount of the Employee's then-current Base Salary, which payment(s) shall be made for a period of twenty-four (24) consecutive months commencing upon the date of the Employee's termination, (ii) an additional amount equal to two (2) times the average annual bonus paid to the Employee by the Company pursuant to Section 2(C) above (such average based upon the annual bonus paid to Employee in each of the three (3) years immediately preceding such termination), which shall be payable in one lump sum within thirty (30) days of such termination, and (iii) medical and other health insurance benefits as provided for in Section 2(B) above for a period of twenty-four (24) consecutive months commencing upon the date of such termination, provided, however, that such twenty-four-month period shall be counted against any COBRA continuation coverage period to which Employee is otherwise entitled. The foregoing severance payments shall be subject to all applicable federal and state withholding, payroll and other taxes. In addition, for a period of six (6) months after the date of such termination, the Company shall provide the Employee with access to an office, telephone, facsimile, secretarial service and such other administrative assistance and/or staff as the Employee may reasonably request. Except as expressly set forth in this Section 5(C), the Company shall not have any further obligations to the Employee in the event of the Employee's termination under this Section 5(C), except such further obligations as may be imposed by law.

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              (D) Because of Change of Control of the Company. Notwithstanding
the provisions of Section 5(C) above, if during the period beginning four (4) months prior to and ending twelve (12) months after a Change of Control (defined below), (i) the Employee's employment is terminated for reasons other than cause (as defined above) or the Employee is not offered employment by the acquiring corporation in a comparable position with a comparable salary and term, and an office in the Hampton Roads area of Virginia, or (ii) the Employee terminates his employment because of Changed Circumstances, the Company shall (x) pay to the Employee, in lieu of the compensation specified in Section 5(C) above, severance pay (subject to any applicable payroll or other taxes required to be withheld) equal to (1) two times the amount of his then current gross annual Base Salary plus (2) an amount equal to two times the average annual bonus paid to the Employee by the Company pursuant to Section 2(C) above (such average based upon the annual bonus paid to Employee in each of the three years immediately preceding such termination), and (y) except as provided below, provide the Employee with medical and other health insurance benefits as provided for in Section 2(B). Notwithstanding the preceding sentence, the amount payable under this Section 5(D) shall be reduced to the extent necessary, if any, to avoid characterization of the severance pay (and of any other amounts payable to the Employee which are contingent upon a change in control within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "Code")) as a "parachute payment" within the meaning of Code Section 280G. Severance pay pursuant to this Section 5(D) shall be paid by the Company in cash (except to the extent that the Employee and the Company agree that it shall be paid in other property) and shall be paid, at the election of the Employee, (i) in one lump sum on or before the Employee's last day of employment, or (ii) in consecutive equal monthly installments over not more than twenty-four (24) months following the month in which termination occurs, payable on the first day of each such month; provided, however, that the medical and other health insurance benefits provided for under this Section 5(D) shall not be available to Employee in the event the Employee elects to receive a lump sum severance payment, and in any event such benefits shall be available only for the twenty-four-month period of time that the Employee receives monthly severance payments hereunder. The parties hereto intend that the severance pay described in this Section 5(D) shall not exceed the limitations set forth in Section 280G of the Code and the regulations thereunder, and that such severance pay will not give rise to a "parachute payment" under that statute. Accordingly, the provisions of this Section 5(D) are to be interpreted in a manner which does not give rise to a parachute payment under Code Section 280G.

                    (i) For purposes of this Agreement, a "Change of Control" of the Company shall be deemed to have occurred in the event of any of the following:

                        (a) The acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company, any subsidiary thereof or any employee benefit plan of the Company or a subsidiary), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of the Company;

                        (b) Either a majority of the directors of the Company elected at the

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Company's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of the Company, or the "incumbent directors" shall cease to constitute a majority of the directors of the Company. The term "incumbent director" shall mean any director who was a director of the Company on the date hereof and any individual who becomes a director of the Company subsequent to the date hereof and who is elected or nominated by or at the direction of at least two-thirds (2/3) of the then incumbent directors;

                        (c) The shareholders of the Company approve (x) a merger, consolidation or other business combination of the Company with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Company or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (y) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                        (d) Any other event or circumstance which is not covered by the foregoing subsections but which the Board of Directors of the Company determines to affect control of the Company and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change of Control for purposes of this Agreement.

              (ii) The date of a Change of Control under Section 5(D)(i) above is the date on which an event described in Sections 5(D)(i)(a), 5(D)(i)(b), 5(D)(i)(c) or 5(D)(i)(d) above occurs.

              (iii) If, following a Change of Control and a dispute with the Company regarding the terms of this Section 5(D) and any related provision of this Agreement, the Employee collects any part or all of the severance pay provided under this Section 5(D) by or through the assistance of legal counsel, the Company will pay all costs of any such collection or enforcement, including reasonable attorneys' fees and other out of pocket expenses incurred by the Employee, up to that point when the Company offered to settle the dispute for an amount equal to the amount that the Employee is entitled to recover.

              (iv) The payments described in this Section 5(D) will be due the Employee regardless of any subsequent employment obtained by the Employee.

         (E) Benefits if Agreement Terminated Due to Death or Disability. In the event this Agreement shall terminate pursuant to clause (i) of the first sentence of Section 4 due to the death of the Employee, the Company shall not be obligated to pay the estate of the Employee any salary or bonus other than salary and bonus then in arrears. In the event this Agreement shall terminate pursuant to clause (i) of the first sentence of Section 4 due to the Employee's physical incapacity or mental incompetence (as defined in Section 4 above), the Company shall pay and provide the Employee the severance benefits required under
Section 5(C) for a period of twenty-four (24) consecutive months commencing upon the date of such termination, provided, however, the

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Company shall be entitled to reduce the cash payments so required by the amount of any disability payments received by the Employee under any disability policy maintained by the Company for Employee. The provisions of this Section 5(E) shall survive the termination of this Agreement by reason of the death, physical incapacity or mental incompetence of the Employee.

         6. Noncompetition, Nondisclosure and Developments Agreement. In connection with his employment by the Company, the Employee acknowledges having executed a Noncompetition, Nondisclosure and Developments Agreement, the terms and conditions of which are incorporated herein by reference; provided, however,
Section 1 of the Noncompete Agreement is hereby amended and restated in its entirety as follows:

                  "During the period of my employment by the Company, I will devote my full time and best efforts to the business of the Company. Further, during the period of my employment by the Company and for a period of twenty-four (24) months thereafter, I agree that I will not, directly or indirectly, alone or as a partner, officer, director, employee or stockholder of any entity, or in any other manner (a) engage in any business activity that within any of the Restricted Markets (defined below) provides or offers products or services related to Medicaid managed health care or (b) solicit, interfere with, influence, or attempt to entice any employee, independent contractor or customer of the Company, or any organization that is considered a prospect of the Company with respect to its Medicaid managed health care products or services by virtue of having established contact for the purposes of doing business with the Company." The "Restricted Markets" shall be those geographic regions and States within the United States in which the Company's Medicaid managed health care products or services are offered, marketed or sold (or to be launched) during my employment.



7.       Indemnification of the Employee.

              (A) Non-Exclusivity. The rights of the Employee hereunder shall be in addition to any other rights the Employee may have under the Company's Certificate of Incorporation or Bylaws or the Delaware General Corporation law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation or Bylaws or this Agreement, to the fullest extent permitted by law it is the intent of the parties hereto that the Employee shall enjoy by this Agreement the greater benefits so afforded by such change immediately upon the occurrence of such change without further action by the Company or the Employee.

              (B) Basic Indemnification Agreement.

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              (i) In the event the Employee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (defined below) by reason of (or arising in part out of) an Indemnifiable Event (defined below), the Company shall indemnify the Employee to the fullest extent not prohibited by law, as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses (defined below), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control (as defined above) the Employee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by the Employee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. If so requested by the Employee, the Company shall advance to the Employee (within twenty (20) days of such request) any and all Expenses (an "Expense Advance").

              (ii) Notwithstanding the foregoing, (a) the obligations of the Company under Section 7(B)(i) shall be subject to the condition that any Reviewing Party (defined below) shall not have determined (in a written opinion, in any case in which the Special Independent Counsel referred to in Section 7(C) below is involved) that the Employee would not be permitted to be indemnified under applicable law, and (b) the obligation of the Company to make an Expense Advance pursuant to Section 7(B)(i) shall be subject to the condition that if, when and to the extent that any Reviewing Party determines that the Employee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Employee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Employee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Employee should be indemnified under applicable law, any determination made by a Reviewing Party that the Employee would not be permitted to be indemnified under applicable law shall not be binding and the Employee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, a Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, a Reviewing Party shall be the Special Independent Counsel referred to in Section 7(C) below. If there has been no appointment or no determination by a Reviewing Party or if a Reviewing Party determines that the Employee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Employee shall have the right to commence litigation in any court in the Commonwealth of Virginia having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual basis therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Employee.

         (C) Change in Control. The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of the Employee to indemnity


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payments and Expense Advances under this Agreement, the Company's Certificate of
Incorporation or Bylaws, or any other agreement now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from "Special Independent Counsel" selected by the Employee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Employee within the last five (5) years (other than in connection with such matters). Such Special Independent Counsel, among other things, shall render its written opinion to the Company and the Employee as to whether and to what extent the Employee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Special Independent Counsel referred to above and may fully indemnify such Special Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

         (D) Establishment of Trust. In the event of a Potential Change in Control or a Change in Control, the Company shall, upon written request by the Employee, create a "Trust" for the benefit of the Employee and from time to time upon written request of the Employee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by a Reviewing Party in any case in which the Special Independent Counsel referred to above is involved. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Employee, (ii) the Trustee shall advance, within two (2) business days of a request by the Employee, any and all Expenses to the Employee (and the Employee hereby agrees to reimburse the Trust under the circumstances under which the Employee would be required to reimburse the Company under Section 7(B)(ii) above), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Employee all amounts for which the Employee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Employee has been fully indemnified under the terms of this Agreement. The Trustee shall be a bank or trust company or other individual or entity chosen by the Employee and acceptable to and approved of by the Company. Nothing in this Section 7(D) shall relieve the Company of any of its obligations under this Agreement.

         (E) Indemnification for Additional Expenses. To the fullest extent not prohibited by law, the Company shall indemnify the Employee against any and all Expenses and, if requested by the Employee, shall (within two (2) business days of such request) advance to the Employee such Expenses as are incurred by the Employee in connection with any Claim asserted against or action brought by the Employee for (i) indemnification or an advance payment of Expenses by the Company under this Agreement, the Company's Bylaws or Certificate of Incorporation or any other agreement now or hereafter in effect relating to Claims for Indemnifiable Events, and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the

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Company, regardless of whether the Employee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

         (F) Partial Indemnity. If the Employee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion, but not all, of any Expenses, judgments, fines, penalties or amounts paid in settlement of a Claim, the Company shall nevertheless indemnify the Employee for that portion thereof to which the Employee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Employee is or has been successful on the merits or otherwise in defense of any and all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Employee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Employee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Employee is not so entitled.

         (G) No Presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Employee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         (H) Liability Insurance. To the extent the Company shall maintain an insurance policy or policies providing directors' and officers' liability insurance, the Employee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

         (I) Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against the Employee, the Employee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two
(2) year period.

         (J) Subrogation. In the event of payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Employee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         (K) Definitions. For the purposes of this Section 7, the following terms shall have the meanings specified below:

              (i) "Claim". Any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and/or any inquiry or investigation, whether conducted by the Company or any other party that

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the Employee in good faith believes might lead to the institution of any such action.

              (ii) "Expenses". Include attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

              (iii) "Indemnifiable Event". Any event, occurrence or circumstance related to the fact that the Employee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Employee in any such capacity.

              (iv) "Potential Change in Control". Shall be deemed to have occurred if (a) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (b) any person (including the Company) publicly announces an intention to take or to contemplate taking actions which if consummated would constitute a Change in Control; (c) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding Voting Securities increases his beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such person on the date hereof; or (d) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

              (v) "Reviewing Party". Any appropriate person or body consisting of a member or members of the Company's Board of Directors, including the Special Independent Counsel referred to in Section 7(C) (or, to the fullest extent permitted by law, any other person or body appointed by the Board of Directors), who is not a party to the particular claim for which the Employee is seeking indemnification.

              (vi) "Voting Securities". Any securities of the Company which vote generally in the election of directors.

         8. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that he has obtained all waivers and/or consents from third parties which are necessary for his employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that he is not bound by any agreement or any other existing or pervious business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

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         9. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, except for the rights, privileges and obligations with respect to the indemnity provisions set forth in
Section 7 which shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         10. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed and reformed to the maximum extent permitted by law.

         11. Waivers and Modifications. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 11. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understanding between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of at least two-thirds (2/3) of the members of the Board of Directors then in office at the time of such modification or waiver.

         12. Assignment. The Employee acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

         13. Acknowledgments. The Employee hereby acknowledges and recognizes that the enforcement of any of the provisions in this Agreement and the Noncompetition, Nondisclosure and Developments Agreement may potentially interfere with the Employee's pursuit of livelihood. The Employee recognizes and agrees that the enforcement of the Noncompetition, Nondisclosure and Developments Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in the Noncompetition, Nondisclosure and Developments Agreement, as amended hereby, are reasonable as to time and scope.

              14. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration.

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

              15. Notices. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

           If to the Company, to:   AMERIGROUP Corporation
                                    4425 Corporation Lane, Suite 300
                                    Virginia Beach, Virginia 23462
                                    Attention:   Stanley F. Baldwin
                                    Senior Vice President and General Counsel

          If to the Employee, to:   Jeffrey L. McWaters
                                    AMERIGROUP Corporation
                                    4425 Corporation Lane, Suite 300
                                    Virginia Beach, Virginia 23462

           with a copy to:          Jeffrey L. McWaters
                                    3204 Nine Elms
                                    Virginia Beach, Virginia 23452

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         17. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

         18. Arbitration. The parties shall submit any dispute relating to this Agreement to arbitration by notifying the other party hereto, in writing, of such dispute. Within ten (10) days after receipt of such notice, the parties shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any affiliate of any party to this Agreement. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence. The arbitrator shall rule on each disputed issue. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto. Any arbitration pursuant to this
Section 18 shall be conducted in Virginia Beach, Virginia. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the Commonwealth of Virginia for purposes of the enforcement of any arbitration award. The arbitrator may proceed to an award notwithstanding the failure of the other party to participate in the proceedings. The prevailing party shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount as may be determined by the arbitrators. The award of the arbitrator shall be the sole and exclusive remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

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         IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written as an instrument under seal.

AMERIGROUP CORPORATION                                     EMPLOYEE:


By:

   C. Sage Givens,                                       Jeffrey L. McWaters
   Chairman of the Compensation Committee



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